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                                  EXHIBIT 99.6

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                                                              LINCOLN PARK BANCORP
                                                              Subscription & Community Offering Stock Order Form
                                                              ----------------------------------------------------------------------
                                                                   LINCOLN PARK SAVINGS AND LOAN           EXPIRATION DATE
                                                                            ASSOCIATION                 for Stock Order Forms:
                                                                         Conversion Center             ___day, November x. 2004
                                                                        31 Boonton Turnpike             x:xx x.x., New Jersey
                                                                      Lincoln Park, NJ 07035                     Time
                                                                            xxx-xxx-xxxx               (received not postmarked)
                                                              ----------------------------------------------------------------------
                                                              IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order
                                                              Form Instructions as you complete this form.
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(1) NUMBER OF SHARES     SUBSCRIPTION    (2) TOTAL PAYMENT DUE          Minimum number of shares: 25 shares ($250.00)
 ---------------------       PRICE        ---------------------         Maximum number of shares: 7,500 shares ($75,000.00).
                           X 10.00 =      $                             See Instructions.
 ---------------------                    ---------------------
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(3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION

/ / Check here if you are an employee, officer or director of Lincoln Park Savings and Loan Association or member of such person's immediate family living in the same household.
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(4) METHOD OF PAYMENT/CHECK                                  Total Check       $                                .
Enclosed is a check, bank draft or money order PAYABLE TO       Amount
LINCOLN PARK BANCORP in the amount indicated in this box.
-----------------------------------------------------------               ----   -------------------------------  ------------------
(5) METHOD OF PAYMENT/WITHDRAWAL - The undersigned authorizes withdrawal from the following account(s) at Lincoln Park Savings.
There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Lincoln Park Savings cannot be used unless special transfer arrangements are made.
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                  Bank Use                              Account Number(s) To Withdraw                $ Withdrawal Amount
----------------------------------------- -------------------------------------------------- ---------------------------- ---------
                                                                                         $                                .
----------------------------------------- --------------------------------------------- ---- ---------------------------- ---------
                                                                                         $                                .
----------------------------------------- --------------------------------------------- ---- ---------------------------- ---------
(6) PURCHASER INFORMATION

    SUBSCRIPTION OFFERING - Check here if you are an:

/ /  a. Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2003. LIST ACCOUNT(S) BELOW.
/ /  b. Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 on September 30, 2004 but are not an Eligible
        Account Holder.  LIST ACCOUNT(S) BELOW.
/ /  c. Other Depositor with a deposit account(s) on ____ x, 2004 but are not an Eligible Account Holder or Supplemental Eligible
        Account Holder. LIST ACCOUNT(S) BELOW.
        COMMUNITY OFFERING - Check here if you are an:
/ /  d. Other community member (Indicate county of residence in #8 below).

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PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE
SIDE FOR ADDITIONAL SPACE.
----------------------------------- -------------------------------------------------------------------------------- ---------------
         Account Number(s)                                Account Title (Name(s) on Account)                             BANK USE
----------------------------------- -------------------------------------------------------------------------------- ---------------

----------------------------------- -------------------------------------------------------------------------------- ---------------

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----------------------------------- -------------------------------------------------------------------------------- ---------------
                                                                                        -------------- -----------------------------
(7) FORM OF STOCK OWNERSHIP &  SS# OR TAX ID#:                                           SS#/Tax ID#-
                                                                                        -------------- -----------------------------
/ / Individual  / / Joint Tenants   / / Tenants in Common    / / Fiduciary (i.e. trust,  SS#/Tax ID#-
                                                                 estate)                -------------- -----------------------------
/ / Uniform Transfers to Minors     / / Company/Corporation  / / IRA or other qualified
    Act (Indicate SS# of Minor only)    Partnership              plan
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(8) STOCK REGISTRATION & ADDRESS: NAME AND ADDRESS TO APPEAR ON STOCK CERTIFICATE. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.
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------------ -----------------------------------------------------------------------------------------------------------------------
Name:
------------ -----------------------------------------------------------------------------------------------------------------------
Name
Continued:
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MAIL TO-
Street:

------------ ------------------------------------------------- -------------- ------------------------------------------------------
City:                                                           State:              Zip Code:
------------ ------------------------------------------------- -------------- ------------------------------------------------------
(9) TELEPHONE       (     )          --                         (     )              --                   County of
 Daytime/Evening                                                                                          Residence
------------ -----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------ -----------------------------------------------------------
(10) NASD AFFILIATION - Check here if you are a member of the  National  (11) ASSOCIATES/ACTING IN CONCERT - Check here and complete
Association of Securities Dealers,  Inc. ("NASD"), a person affiliated,   the reverse side of this form, if you or any associates or
associated, with a NASD member, (continued on reverse side)               or  persons acting in concert with you have  submitted
                                                                          other for shares.
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(12) ACKNOWLEDGEMENT - To be effective, this stock order form must be properly completed and physically received by Lincoln Park
Savings no later than __:00 __., New Jersey Time, on ___day, November __ 2004, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Lincoln Park Savings, this stock order form may not be modified, withdrawn or canceled without Lincoln Park Savings's consent and if authorization to withdraw from deposit accounts at Lincoln Park Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of reorganization and minority stock issuance of Lincoln Park Savings described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to Lincoln Park Savings.

FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT, DIRECTLY OR             BANK USE
INDIRECTLY, TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF REORGANIZATION SUBSCRIPTION RIGHTS OR THE    --------------------------
UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. LINCOLN PARK SAVINGS AND LOAN ASSOCIATION, LINCOLN PARK
BANCORP, MHC AND LINCOLN PARK BANCORP WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT   ------------- ------------
THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO
INVOLVE SUCH TRANSFER. UNDER PENALTY OF PERJURY, I CERTIFY THAT I AM PURCHASING SHARES SOLELY FOR MY
ACCOUNT AND THAT THERE IS NO AGREEMENT OR Bank Use UNDERSTANDING REGARDING THE SALE OR TRANSFER OF SUCH
SHARES, OR MY RIGHT TO SUBSCRIBE FOR SHARES.
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     THE CERTIFICATION FROM ON THE REVERSE SIDE MUST BE SIGNED IN ADDITION TO THE SIGNATURE BELOW
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SIGNATURE                               DATE         SIGNATURE                               DATE
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ITEM (6) PURCHASER ACCOUNT INFORMATION - CONTINUED:
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         Account Number(s)                                  Account Title (Name(s) on Account)                         BANK USE
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ITEM (10) NASD CONTINUED:
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a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest.  You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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ITEM (11) ASSOCIATES/ACTING IN CONCERT CONTINUED:
If you checked the box in item #11 on the reverse  side of this form,  list below all other orders  submitted by you or  associates
(as defined below) or by persons acting in concert with you (also defined below).
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                               Name(s) listed on other stock order forms                                        Number of shares
                                                                                                                    ordered

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ASSOCIATE - The term "associate" of a person means:

(1) any corporation or organization, other than Lincoln Park Bancorp, MHC, Lincoln Park Bancorp, or Lincoln Park Savings and Loan
Association or a majority-owned subsidiary of Lincoln Park Bancorp, MHC, Lincoln Park Bancorp, or Lincoln Park Savings and Loan
Association of which a person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

(2) any trust or other estate in which the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate;

(3) any person who is related by blood or marriage to such person and who either lives in the same house as the person or who is a director or senior officer of Lincoln Park Bancorp, MHC, Lincoln Park Bancorp or Lincoln Park Savings and Loan Association or a
subsidiary thereof; and

(4) any person acting in concert with the persons specified above.

ACTING IN CONCERT - The term "acting in concert" means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

Persons or companies who file jointly a form 13D or 13G with any regulatory agency will be deemed to be acting in concert.
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                                YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
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                                                         CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY LINCOLN PARK BANCORP, MHC, LINCOLN PARK BANCORP, LINCOLN PARK SAVINGS AND
LOAN ASSOCIATION, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO
LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the
Office of Thrift Supervision, Robert Albanese, Regional Director of the Northeast Regional Office at (xxx) xxx-xxxx.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Lincoln Park Bancorp (the "Company"), the proposed holding company for Lincoln Park Savings and Loan Association, I received a prospectus of the Company dated _____, 2004 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the "Risk Factors" section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following:






           (BY EXECUTING THIS CERTIFICATION FORM THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS,
                            INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934)
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Signature                                                     Date       Signature                                            Date
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Print Name                                                               Print Name
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                                    THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK
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Lincoln Park Bancorp
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                                                        STOCK OWNERSHIP GUIDE
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INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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UNIFORM TRANSFERS TO MINORS ACT ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform
Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New Jersey Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NJ (use minor's social security number).
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FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

        o       The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
        o       The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
        o       A description of the document governing the fiduciary relationship, such as a trust agreement or court order.
                Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
        o       The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
        o       The name of the maker, donor or testator and the name of the beneficiary.
                An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated
                10-1-93 for Susan Doe.
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                                                    STOCK ORDER FORM INSTRUCTIONS
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ITEMS 1 AND 2 - NUMBER OF SHARES AND TOTAL PAYMENT DUE
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the plan of reorganization and minority stock issuance outlined in the prospectus, the maximum purchase in the Subscription Offering is $75,000 (7,500 shares), and the maximum purchase in the Community Offering (if held) by any person, is
$75,000 (75,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $150,000 (15,000 shares) of common stock.
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ITEM 3 - EMPLOYEE/OFFICER/DIRECTOR INFORMATION
Check this box to indicate whether you are an employee, officer or director of Lincoln Park Savings and Loan Association or a member of such person's immediate family living in the same household.
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ITEM 4 - METHOD OF PAYMENT BY CHECK
If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Lincoln Park Bancorp Your funds will earn interest at Lincoln Park Savings's passbook rate of interest until the reorganization is completed.
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ITEM 5 - METHOD OF PAYMENT BY WITHDRAWAL
If you pay for your stock by a withdrawal from a deposit account at Lincoln Park Savings and Loan Association, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases.
THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT.
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ITEM 6 - PURCHASER INFORMATION

SUBSCRIPTION OFFERING

a.      Check this box if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2003.
b.      Check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on
        September 30, 2004 but are not an Eligible Account Holder.
c.      Check this box if you are an Other Depositor with a deposit account(s) on ____ x, 2004 but are not an Eligible Account
        Holder or Supplemental Eligible Account Holder.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.
NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
COMMUNITY OFFERING
d.      Check this box if you are an other community member (Indicate county of residence in item 8).
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ITEMS 7 AND 8 - FORM OF STOCK OWNERSHIP, SS# OR TAX ID#, STOCK REGISTRATION, /MAILING ADDRESS AND COUNTY Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock certificate registration, mailing address and county in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.

If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide". ADDING THE NAMES OF OTHER PERSONS WHO ARE NOT OWNERS OF
YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN THE LOSS OF YOUR SUBSCRIPTION RIGHTS.
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ITEM 9 - TELEPHONE NUMBER(S)
Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.
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ITEM 10 - NASD AFFILIATION
Check this box if you are a member of the NASD or if this item otherwise applies to you.
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ITEM 11 - ASSOCIATES/ACTING IN CONCERT
Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert (also defined on the reverse) with you has submitted another order for shares and complete the reverse side of the stock order and certification form.
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ITEM 12 - ACKNOWLEDGEMENT
Sign and date the stock order and certification form where indicated. Before you sign, review the stock order and certification form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order and certification form to any full service branch office of Lincoln Park Savings. Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Lincoln Park Savings no later than __:00 ___, New Jersey Time, on ___day, ____ x, 2004 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our conversion center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.

                                    Lincoln Park Savings and Loan Association, Conversion Center
                                                         31 Boonton Turnpike

                                                          Lincoln, NJ 07035
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